Exhibit 10.1

PEBBLEBROOK HOTEL TRUST

Performance Unit Award Agreement for Executive Officers - Form of

THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”) governs the Performance Unit Award granted by PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Company”), to [____________________] (the “Participant”), in accordance with and subject to the provisions of the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended through February 15, 2017 (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.
1.    Grant of Performance Unit Award. In accordance with the Plan, and effective as of February 12, 2020 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Performance Unit Award (the “Award”) with respect to [__________] Performance Units, which number of Performance Units is referred to herein as the “Aggregate Target Amount”. The Award represents the right to receive one Common Share for each Performance Unit that is earned in accordance with, and subject to, the terms of this Agreement. Subject to the terms and conditions of this Agreement, more than 100% of the Aggregate Target Amount of Performance Units may be earned, but under no circumstances may more than 200% of the Aggregate Target Amount of Performance Units be earned, regardless of the degree of performance for any Measurement Period. The Award includes Dividend Equivalent Rights as described in Section 6.

2.    Performance Vesting with Overall Cap and Special Cap. The Participant shall earn Performance Units, i.e., the Participant’s interest in Performance Units shall become vested and nonforfeitable (“Vested”), following the end of each Measurement Period, to the extent provided in paragraph 2(a) as determined and certified by the Committee pursuant to Section 5 and as of the date of such certification, provided that the Participant remains employed by the Company or an Affiliate from the Date of Grant through the end of such Measurement Period. The number of Performance Units that can become Vested for each Measurement Period is as follows, subject to the limits described under “Overall Cap” and “Special Cap” below this table:

	Percentage of Aggregate Target Amount of Performance Units for:		Number of Performance Units for:
	Target Performance	Maximum Performance	Target Performance “Target Performance Units”	Maximum Performance
First Measurement Period	16.7%	41.8%	[________]	[________]
Second Measurement Period	16.7%	41.7%	[________]	[________]
Third Measurement Period	16.6%	41.5%	[________]	[________]
Three-Year Measurement Period(1)	50.0%	125.0%	[________]	[________]

Overall Cap: If the percentage as calculated pursuant to paragraph 2(a) for the Three-Year Measurement Period would result in more than 200% of the Aggregate Target Amount of Performance Units being earned under this Agreement but for this sentence, then such percentage shall be reduced such that only 200% of the Aggregate Target Amount of Performance Units will be earned under this Agreement.
Special Cap: If Company TSR for the Three-Year Measurement Period is less than 0%, and the sum of the percentages as calculated pursuant to paragraph 2(a) for the Third Measurement Period and the Three-Year Measurement Period would result in more than 100% of the Aggregate Target Amount of Performance Units being earned under this Agreement but for this sentence, then such sum shall be reduced such that only 100% of the Aggregate Target Amount of Performance Units will be earned under this Agreement.
This Agreement shall be interpreted in a manner consistent with the examples of the calculations pursuant to paragraph 2(a) as set forth on Exhibit A attached hereto.
(a)    Relative TSR Measurement. For each Measurement Period, Participant’s interest in a number of Performance Units shall become Vested based on Company TSR compared to the TSR of each member of the Peer Group, subject to the applicable maximum percentage set forth above. The aggregate number of Performance Units which shall have become Vested following completion of all of the Measurement Periods shall in no event exceed 200% of the Aggregate Target Amount of Performance Units or be less than zero. The aggregate number of Performance Units, if any, which shall become Vested following completion of each Measurement Period shall be calculated according to one of the two following mathematical formulas depending on Percent Rank for such period, and in each case the results shall be calculated to, and rounded up to, the nearest thousandth:

i.	if Percent Rank is less than or equal to 50% (which is the target performance level), then the formula shall be:
Target Performance Units * (2.0 * Percent Rank)

ii.	if Percent Rank is greater than 50% (which is the target performance level), then the formula shall be:
Target Performance Units * (3.0 * [Percent Rank - 50%] + 100%)
For the avoidance of doubt, for any given Measurement Period,

a.	if Company TSR is less than or equal to the lowest TSR of the members of the Peer Group, then none of the Performance Units shall become Vested; and

b.
if Company TSR is in the 100th percentile rank relative to the TSRs of the members of the Peer Group, then the applicable percentage of the Aggregate Target Amount of Performance Units shown in the table above under the column titled “For Maximum Performance” shall become Vested.

3.    Termination of Employment. Except as provided in paragraphs 3(a), 3(b), 3(c), 3(d) and 3(e), the Participant’s interest in all of the Performance Units that have not Vested on or before the date on which the Participant’s employment with the Company or an Affiliate terminates or is terminated will be forfeited on the date of such termination.

(a)Change in Control. If a Control Change Date occurs before January 1, 2023, and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, the Participant’s interest in the Performance Units that may vest for each Measurement Period that has not already ended or that ends with the Control Change Date shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraph 2(a). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(a), then the Participant’s interest in no other Performance Units shall become Vested under this Agreement.

(b)Death or Disability. If the Participant’s employment by the Company or its Affiliates terminates before January 1, 2023, on account of death or disability (as defined in Code section 22(e)(3)) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in the Performance Units that may vest for each Measurement Period that has not already ended or that ends with such termination shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraph 2(a). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(a), then the Participant’s interest in no other Performance Units shall become Vested under this Agreement.

(c)Termination of Employment Without Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2023, on account of a termination of the Participant’s employment by the Company or an Affiliate without Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in the Performance Units that may vest for each Measurement Period that has not already ended or that ends with such termination shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraph 2(a). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(a), then the Participant’s interest in no other Performance Units shall become Vested under this Agreement.

(d)Termination of Employment for Cause. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2023, on account of a termination of the Participant’s employment by the Company or an Affiliate for Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in all of the Performance Units that have not earlier Vested shall be forfeited; provided, however, that in the event the Participant is terminated for Cause as defined in paragraph (7)(a)(i) and the Participant is subsequently acquitted of the act or acts referred to therein, then the Participant shall be deemed for purposes of this Agreement to have been terminated without Cause as of the date of the termination and the Participant’s interest shall become Vested in the number of Performance Units determined in accordance with paragraph 3(c) notwithstanding that a number of Performance Units may have been previously forfeited due to the termination of the Participant’s employment for Cause based on such charge.

(e)Termination of Employment by the Participant for Good Reason. If the Participant’s employment by the Company or its Affiliates ends before January 1, 2023, on account of a termination of the Participant’s employment by the Participant for Good Reason (as defined in, and in accordance with the terms of, that certain Change-in-Control Severance Agreement entered into as of [___________ ___, 20__] by and between the Company and the Participant) and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in the Performance Units that may vest for each Measurement Period that has not already ended or that ends with such termination shall become Vested in the greater of (i) 100% of the Target Performance Units and (ii) the number of Performance Units (which may exceed 100% of the Target Performance Units) that become Vested in accordance with paragraph 2(a). If the Participant’s interest in any Performance Units becomes Vested under this paragraph 3(a), then the Participant’s interest in no other Performance Units shall become Vested under this Agreement.

4.    Transferability. The Performance Units evidenced by this Agreement cannot be transferred; provided, however, that, subject to the requirements of applicable securities laws, the Participant’s rights in the Performance Units evidenced by this Agreement may be transferred by will or the laws of descent and distribution.

5.    Settlement of Performance Units. As soon as practicable after the end of the Measurement Period, but in all events not later than March 15 of the year following the end of the Measurement Period, the Committee shall determine and certify the extent to which the performance objectives described herein have been achieved and the number of Performance Units that have become Vested (which may be greater than 100% of the Aggregate Target Amount of Performance Units but in no event shall be greater than 200% of the Aggregate Target Amount of Performance Units). As soon as practicable after the Committee’s certification in accordance with the preceding sentence, but in all events no later than March 15 of the year following the end of each Measurement Period, the Company shall issue Common Shares to the Participant in a number equal to the number of Performance Units that the Committee certified have become Vested for such Measurement Period; provided, however, that only whole Common Shares shall be issued and a cash payment shall be issued in settlement of any fractional Common Share that the Participant is otherwise entitled to receive.

6.    Dividend Equivalent Rights. As soon as practicable after the issuance of Common Shares as described in Section 5, the Company shall make a single sum cash payment to the Participant equal to the cumulative amount of dividends paid during the applicable Measurement Period on the number of Common Shares equal to the number of Performance Units that the Committee certified have become Vested. No cash amount will be paid as Dividend Equivalent Rights with respect to Performance Units that do not become Vested.

7.    Definitions. For purposes of this Agreement, the terms Cause, Company TSR, Measurement Period, Peer Group and TSR shall have the following meanings:

(a)    “Cause” means that the Board concludes, in good faith and after reasonable investigation, that: (i) the Participant has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Participant engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Participant breached in any material respect the Participant’s obligations or covenants, if any, restricting the recruitment of employees of the Company or an Affiliate to work for another employer set forth in an agreement with the Company; or (iv) the Participant materially failed to follow a proper directive of the Board within the scope of the Participant’s duties (which shall be capable of being performed by the Participant with reasonable effort) after written notice from the Board specifying the performance required and the Participant’s failure to perform within 30 days after such notice. For this purpose, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith or if the result thereof would be unethical or illegal.

(b)    “Company TSR” means the TSR of the Company over the term of the applicable Measurement Period. If, before completion of the applicable Measurement Period, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the TSR of the Company for the period from the beginning of such Measurement Period to the end of such Measurement Period shall be annualized for purposes of calculating Company TSR.

(c)    “Measurement Period” means one of the following periods of time, as applicable, provided, however, that in the event that during any such period (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), such Measurement Period shall end on the date of the event described in clause (A), (B) or (C) above for purposes of calculating Company TSR and the TSR of each member of the Peer Group:
(i)the period beginning on January 1, 2020 and ending on December 31, 2020 (the “First Measurement Period”);
(ii)the period beginning on January 1, 2021 and ending on December 31, 2021 (the “Second Measurement Period”);
(iii)the period beginning on January 1, 2022 and ending on December 31, 2022 (the “Third Measurement Period”); and
(iv)the period beginning on January 1, 2020 and ending on December 31, 2022 (the “Three-Year Measurement Period”).

(d)    “Peer Group” means the following 13 companies: Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts Inc., Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. If the common shares or shares of common stock, as applicable, of any member of the Peer Group cease permanently to be publicly traded during a Measurement Period, such member’s TSR shall be excluded from the calculations set forth in paragraph 2(a) for any year or quarter during such Measurement Period in which such shares are not publicly traded. If, before the end of the applicable Measurement Period, (A) a Change in Control occurs, (B) the Participant’s employment by the Company or its Affiliates terminates on account of death or disability or (C) the Participant’s employment by the Company or its Affiliates terminates without Cause as contemplated by paragraph 3(c), the arithmetic average of the TSR of each member of the Peer Group for the period from the beginning of such Measurement Period to the end of such Measurement Period shall be annualized for purposes of the calculations set forth in paragraph 2(a).

(e)    “Percent Rank” for any given period means Company TSR’s percentile rank relative to the TSRs of the members of the Peer Group and shall be calculated using the Microsoft Excel formula “=PERCENTRANK(X,Y)”, in which “X” shall be a list of the TSRs of each member of the Peer Group for such period, and “Y” shall be Company TSR for such period; provided that if Company TSR for such period is less than the TSR of every member of the Peer Group, then Percent Rank shall be deemed to be 0%, and provided, further, that if Company TSR for such period is greater than the TSR of every member of the Peer Group, then Percent Rank shall be deemed to be 100%.

(f)“TSR” means the average annual total shareholder or stockholder (as applicable) return during a given period (i.e., the price appreciation/depreciation per common share (or share of common stock, as applicable) during a given period plus dividends paid on such shares during the same period) of a given entity, expressed as a percentage, as determined using data provided by Bloomberg. For purposes of calculating price appreciation/depreciation per common share or share of common stock, as applicable, the per-share prices for the beginning and end of each Measurement Period are to be determined by averaging the closing prices for such shares as reported on the New York Stock Exchange

(the “NYSE”) or other applicable principal securities exchange in which the given entity’s shares are traded for each of the trading days during the last 30 calendar days preceding the start or end, as applicable, of the applicable Measurement Period. For purposes of calculating TSR, dividends for the given period shall be treated as reinvested.

8.    Shareholder Rights. Participant shall not have any rights as a shareholder of the Company with respect to the Performance Units. Upon the issuance of Common Shares in settlement of Performance Units that have become Vested, the Participant shall have all of the rights of a shareholder of the Company with respect to those shares, including the right to vote the shares and to receive dividends on the shares.

9.    No Right to Continued Employment. The grant of the Performance Unit Award pursuant to this Agreement does not give the Participant any rights with respect to continued employment by the Company or an Affiliate.

10.    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland without reference to principles of conflict of laws.

11.    Conflicts. The Participant agrees that in the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

12.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the Date of Grant.

PEBBLEBROOK HOTEL TRUST                [_______________________]

_________________________                 _________________________

By: [_______________________]

Title: [_______________________]

EXHIBIT A - ILLUSTRATIVE EXAMPLES
Assume an award of 10,000 Aggregate Target Performance Units (the “TPUs”)
(max vesting is 20,000; max vesting is 10,000 if 3-yr Company TSR < 0%
Relative TSR Measurement (paragraph 2(a))
Formula if Percent Rank ≤ 50%: Vested TPUs = TPUs x 2 x Percent Rank
Formula if Percent Rank > 50%: Vested TPUs = TPUs x (3 x [Percent Rank - 50%] + 100%)
Any fractional units earned will be paid in cash equal to that amount of Common Shares.
I.    Each of three annual Measurement Periods (First, Second and Third) - each can yield a maximum of 250% of TPUs and a minimum of 0% of TPU.

Example A: Company TSR’s PercentRank = 30%
= TPUs x 2.0 x Percent Rank
= 16.667 x 2.0 x 30%
= 16.667 x 60%
= 10.0 Performance Units 10 Common Shares
Example B: Company TSR’s PercentRank = 50%
= TPUs x 2.0 x Percent Rank
= 16.667 x 2.0 x 50%
= 16.667 x 100%
= 16.667 Performance Units 16 Common Shares + a cash amount equal to 0.667 Common Shares
Example C: Company TSR’s Percent Rank = 100%
= TPUs x (3 x [Percent Rank - 50%] + 100%)
= 50 x (3 x [100% - 50%] + 100%)
= 50 x (150% + 100%)
= 41.667 Performance Units 41 Common Shares + a cash amount equal to 0.667 Common Shares
II.    Three-Year Measurement Period - each can yield a maximum of 250% of TPUs and a minimum of 0% of TPU.

Example A: Company TSR’s PercentRank = 30%

= TPUs x 2.0 x Percent Rank
= 16.667 x 2.0 x 30%
= 16.667 x 60%
= 10.0 Performance Units 10 Common Shares

Example B: Company TSR’s PercentRank = 50%

= TPUs x 2.0 x Percent Rank
= 16.667 x 2.0 x 50%
= 16.667 x 100%
= 16.667 Performance Units 16 Common Shares + a cash amount equal to 0.667 Common Shares

Example C: Company TSR’s Percent Rank = 100%

= TPUs x (3 x [Percent Rank - 50%] + 100%)
= 50 x (3 x [100% - 50%] + 100%)
= 50 x (150% + 100%)
= 41.667 Performance Units 41 Common Shares + a cash amount equal to 0.667 Common Shares

But if Company TSR for the Three-Year Measurement Period is less than 0%, the overall payout will be limited to 100% of the aggregate TPUs.

A-1

Each of First, Second and Third Measurement Periods		Three-Year Measurement Period
Company Percent Rank	Units Vested	Company Percent Rank	Units Vested
0.000%	—	0.000%	—
10.000%	333.333	10.000%	1,000.000
20.000%	666.667	20.000%	2,000.000
30.000%	1,000.000	30.000%	3,000.000
40.000%	1,333.333	40.000%	4,000.000
50.000%	1,666.667	50.000%	5,000.000
60.000%	2,166.667	60.000%	6,500.000
65.000%	2,416.667	65.000%	7,250.000
70.000%	2,666.667	70.000%	8,000.000
75.000%	2,916.667	75.000%	8,750.000
80.000%	3,166.667	80.000%	9,500.000
85.000%	3,416.667	85.000%	10,250.000
90.000%	3,666.667	90.000%	11,000.000
95.000%	3,916.667	95.000%	11,750.000
100.000%	4,166.667	100.000%	12,500.000

Max overall payout if Company TSR for Three-Year Measurement Period < 0%: 10,000 units, otherwise max overall payout is 20,000 units.

A-2